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                                                                    EXHIBIT 99.5


                            KRUG International Corp.

       OFFER TO EXCHANGE SENIOR SUBORDINATED ZERO COUPON NOTES DUE JULY 1,
        2007 AND WARRANTS FOR UP TO 2,500,000 SHARES OF ITS COMMON STOCK

         THE EXCHANGE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, ATLANTA, GEORGIA TIME, ON SEPTEMBER 17, 1999, UNLESS EXTENDED.

To our Clients:

         Enclosed for your consideration are the Offering Circular dated August 20, 1999 (the "Offering Circular") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Exchange Offer") in connection with the offer by KRUG International Corp., an Ohio corporation ("KRUG"), to issue Senior Subordinated Zero Coupon Notes due July 1, 2007 and Warrants (the "Exchange Consideration") in exchange for up to 2,500,000 shares of its common stock without par value (the "Common Stock"), upon the terms and conditions set forth in the Exchange Offer. We are the Holder of record of shares of Common Stock held for your account. A tender of such shares can be made only by us as the Holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

         EACH SHAREHOLDER SHOULD MAKE HIS OR HER OWN DECISION WHETHER TO TENDER SHARES OF COMMON STOCK, AND, IF SO, HOW MANY SHARES TO TENDER.

         We request instructions as to whether you wish us to tender any or all of the shares of Common Stock held by us for your account, upon the terms and subject to the conditions set forth in the Exchange Offer.

         If you wish to have us tender any or all of your shares of Common Stock, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of Common Stock, all such shares will be tendered unless otherwise specified on the attached instruction form.

         YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION OF THE EXCHANGE OFFER. THE EXCHANGE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, ATLANTA, GEORGIA TIME, ON FRIDAY, SEPTEMBER 17, 1999, UNLESS KRUG EXTENDS THE EXCHANGE OFFER.

         The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, shareholders in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.


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                 INSTRUCTIONS WITH RESPECT TO OFFER TO EXCHANGE
             SENIOR SUBORDINATED ZERO COUPON NOTES DUE JULY 1, 2007
           AND WARRANTS FOR UP TO 2,500,000 SHARES OF THE COMMON STOCK
                                       OF
                            KRUG INTERNATIONAL CORP.

         The undersigned acknowledge(s) receipt of your letter, the enclosed Offering Circular dated August 20, 1999, and the related Letter of Transmittal in connection with the offer by KRUG International Corp., an Ohio corporation, to issue Senior Subordinated Zero Coupon Notes due July 1, 2007 and Warrants in exchange for up to 2,500,000 shares of its common stock without par value (the "Common Stock").

         This will instruct you to tender the number of shares of Common Stock indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offering Circular and the related Letter of Transmittal.

Number of shares of Common Stock to be tendered: _________ Shares*

Account Number:

Dated: _________, 1999



* Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

                           SIGN HERE

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Signature(s)


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Please print name(s) and address(es) here.